Exhibit 99.1

#507 – 837 West Hastings Street

Vancouver, BC V6C 3N6 / 604‐685‐1017

N E W S  R E L E A S E

Oculus Announces New Director Appointment

Vancouver, British Columbia, June 10, 2020: Oculus VisionTech Inc. (the “Company” or “Oculus”) (TSXV:OVT; OTCQB:OVTZ; FSE:USF1) reports the appointment of Fabrice Helliker as a Director to the Company. Mr. Helliker is currently an advisor to OCL Technologies Corp., which was recently acquired by the Company.

Mr. Helliker is a long time executive and entrepreneur in the data protection and compliance market. He is currently the head of a software engineering division responsible for data protection automation and orchestration solutions for Hitachi Vantara, where he joined in 2012 upon the acquisition of a company he co-founded, Cofio Software. He was also a co-founder of BakBone Software, which was traded on the Toronto Exchange and later acquired by Quest Software Corp.

“I am excited for this opportunity to come aboard and help direct Oculus Visiontech”, said Mr. Helliker. “I believe that the acquisition of OCL Technologies, together with existing technology built by Oculus, will enable us to move into the data compliance market with unique solutions that offer tremendous value to customers worldwide.”

“Mr. Helliker joins as current Director of the Company, Mr. Shawn Nichols, has recently resigned to pursue other projects”, stated Rowland Perkins, the CEO of Oculus VisionTech. “The board of directors wishes to thank Mr. Nichols for his invaluable contributions to the Company and wish him well in all his future endeavors.”

About OCL

OCL Technologies www.ocltechnologies.com, is a startup specifically focused on providing enterprise organizations and individuals with highly-secure data privacy tools that provide sustained and continuous global regulatory compliance of data subject rights. Headquartered in San Diego, California, OCL Technologies was founded by industry veteran storage technology experts and is operated by an experienced management team.

Learn more about OCL Technologies at www.ocltechnologies.com.

About Oculus

Oculus, www.ovtz.com, is a cyber security company that creates systems for document and multimedia protection to combat tampering and digital piracy. Utilizing proprietary technology originally created for embedding digital watermarking video-on-demand (VOD) systems, Oculus has created a Cloud-based document protection system based on embedded digital watermarking. The Company’s systems, services and delivery solutions include document, still image and motion video digital watermark solutions and documents, photographs (still image) and video content protection. Headquartered in Vancouver, British Columbia, Canada, Oculus was founded by experts in image processing and is operated by an experienced management team.

Learn more about Oculus at www.ovtz.com or follow us on Twitter (https://twitter.com/OculusVT) or Facebook (https://www.facebook.com/Oculus)

ON BEHALF OF THE BOARD OF DIRECTORS

Anton Drescher

Chief Financial Officer and Director

For further information, contact:

Anton Drescher

Telephone: (604) 685-1017

Fax: (604) 685-5777

Email: ajd@ovtz.com

Website: http://ovtz.com/

TSXV : https://tmxmatrix.com/company/OVT

US OTC Markets (OTCQB): https://www.otcmarkets.com/stock/OVTZ/security

Berlin Borse: https://www.boerse-berlin.com/index.php/Shares?isin=US67575Y1091

Frankfurt Borse: https://www.boerse-frankfurt.de/equity/oculus-visiontech

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This news release contains forward-looking statements and information within the meaning of applicable securities laws (collectively, “forward-looking statements”), including the United States Private Securities Litigation Reform Act of 1995. All statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, statements as to the intended uses of the proceeds received from the Offering. Often, but not always, forward-looking statements can be identified by words such as “pro forma”, “plans”, “expects”, “may”, “should”, “budget”, “schedules”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “potential” or variations of such words including negative variations thereof and phrases that refer to certain actions, events or results that may, could, would, might or will occur or be taken or achieved. Actual results could differ from those projected in any forward-looking statements due to numerous factors including risks and uncertainties relating to, among others, the change of business focus of the management of Oculus, the inability of Oculus to pursue its current business objectives, the ability of the Company to obtain any required governmental, regulatory or stock exchange approvals, permits, consents or authorizations required, including TSXV final acceptance of the Offering and any planned future activities, and obtain the financing required to carry out its planned future activities. Other factors such as general economic, market or business conditions or changes in laws, regulations and policies affecting the Company’s industry, may also adversely affect the future results or performance of the Company. These forward-looking statements are made as of the date of this news release and Oculus assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in these forward-looking statements. Although Oculus believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate.

Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in Oculus’ periodic reports filed from time-to-time with the United States Securities Exchange Commission and Canadian securities regulators. These reports and Oculus’ public filings are available at www.sec.gov in the United States and www.sedar.com in Canada.